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                                                                  Exhibit 5.1(a)


                      Nellie Mae Education Loan Corporation
                              1240 Pawtucket Avenue
                           Rumford, Rhode Island 02916



                                                               September 3, 1999

Nellie Mae Education Loan Corporation
1240 Pawtucket Avenue
Rumford, Rhode Island  02916

                 Re:   Nellie Mae Education Loan Corporation
                       Registration Statement on Form S-3
                       File No. 333-78725

Ladies and Gentlemen:

         I have acted as counsel to Nellie Mae Education Loan Corporation, a Delaware corporation (the "Registrant"), in connection with the Registrant's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Asset-Backed Notes (the "Notes") and Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") to be issued from time to time by separate Delaware trusts established by the Registrant (each, an "Issuer"). Capitalized term used but not defined herein shall have the definitions assigned to such terms in the Registration Statement. The Notes will be issued from time to time pursuant to Indentures to be entered into from time to time between the applicable Issuer and an Indenture Trustee; and the Certificates will be issued from time to time pursuant to a Trust Agreement establishing each Issuer. The Indentures and the Trust Agreements are referred to herein as the "Agreements."

         I have examined copies of the forms of each Agreement, as filed as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed in the Registration Statement and such other records, documents and statutes as I have deemed necessary for purposes of this opinion.

         Based upon the foregoing examinations and assumptions and subject to the further assumptions, exceptions and qualifications set forth below, it is my opinion that when the Securities have been validly authorized and executed by or on behalf of the applicable Issuer, issued and authenticated in accordance with the provisions of the applicable Agreement and issued, delivered to and paid for by the purchasers thereof in accordance with the provisions of the applicable underwriting agreement, the Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefit of the related


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Agreement (subject to any obligation of the Company or the Certificateholders to make payment or provide indemnity or security as set forth in the Trust Agreement).

         This opinion is provided as a legal opinion only. No opinion may be inferred or implied beyond the matters expressly stated herein.

         I am a member of the Bar of the Commonwealth of Massachusetts and I express no opinion as to matters covered by laws other than those of the Commonwealth of Massachusetts and the federal laws of the United States. With respect to matters of New York law affecting this opinion, I have relied on the opinion of Brown & Wood LLP filed as an exhibit to the Registration Statement. With respect to matter of Delaware law affecting this opinion, I have relied on the opinion of Richards, Layton & Finger filed as an exhibit to the Registration Statement

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus and supplement constituting a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                  Very truly yours,

                                                  /s/ Ann M. O'Rourke